EXHIBIT 99.1
                                                             ------------


   ________

   N E W S                                                  NiSource Logo
   ________


                                                   801 E. 86th Avenue
                                                   Merrillville, IN 46410

   FOR IMMEDIATE RELEASE
   ---------------------
   October 28, 2002

   FOR ADDITIONAL INFORMATION
   --------------------------

   MEDIA                         INVESTORS
   -----                         ---------
   Kris Falzone                  Dennis Senchak
   Director, Corporate Affairs   Vice President, Investor Relations
   (219) 647-5581                (219) 647-6085

                                 Bill O'Malley
                                 Director, Investor Relations
                                 (219) 647-5688

                                 Rae Kozlowski
                                 Manager, Investor Relations
                                 (219) 647-6083


                      NISOURCE REPORTS HIGHER EARNINGS
                      --------------------------------

       CONTINUED FOCUS ON STRENGTHENING BALANCE SHEET, DEBT REDUCTION
                             AND EXPENSE CONTROL

        MERRILLVILLE, IND. -- NiSource Inc. (NYSE:NI) today reported net income for the third quarter of 2002 of $23.2 million, or 11 cents per share (all per share amounts are basic), versus a net loss of $21.0 million, or a loss of 10 cents per share, in the third quarter of 2001. For the nine months ended Sept. 30, 2002, NiSource reported net income of $290.4 million, or $1.41 per share, compared to $149.3 million, or 73 cents per share, for the same period in 2001.
        The third-quarter results are indicative of NiSource's quarterly earnings pattern, with the bulk of the full-year's earnings concentrated in the first and fourth quarters due to the seasonal nature of NiSource's core natural gas operations.








        "Our third-quarter financial results are consistent with achieving our 2002 plans and our focus on our regulated, asset-based businesses," stated Gary L. Neale, NiSource chairman, president and chief executive officer. "We achieved a settlement in the Indiana electric rate investigation, continued our focus on expense control, and announced we are seeking a buyer for our exploration and production (E&P) assets to complement our planned fourth-quarter equity offering.
        "Balancing our credit rating requirements with our shareholders' expectations also remains a key priority," Neale added. "As a result of our ongoing efforts, the company expects to meet current analysts' consensus estimates for full-year 2002 earnings of $1.90 per share, excluding any impact of the sale of our E&P assets. The full-year earnings include approximately $29 million of net income for NiSource's E&P operations. This forecast also assumes normal weather for the remainder of the year, our planned equity offering, and includes the expense of our reorganization initiatives that will be reflected in the fourth quarter."
        NiSource's third-quarter results were favorably affected by warmer weather during the period when compared to the third quarter of 2001, increasing pre-tax earnings by approximately $9.8 million, or 3 cents per share, mainly due to increased electric sales. As a result of debt reduction efforts and lower short-term interest rates during 2002, the company realized improvements in interest expense of $6.2 million, or 2 cents per share, for the third quarter compared with the same period a year ago. Third-quarter results also included lower operation and maintenance expenses of $56.5 million and the elimination of $23.4 million of goodwill amortization as a result of a Financial Accounting Standards Board accounting standard that affected goodwill amortization beginning Jan. 1, 2002. These favorable factors were partially offset by credits to be issued to customers as a result of the Indiana Utility Regulatory Commission (IURC) electric rate review settlement that was approved by the IURC on Sept. 23, 2002.
        For the first nine months of 2002, NiSource's results reflected a reduction of $106.8 million in operation and maintenance expenses compared to the same period last year, and improvements in interest expense of $66.9 million, or 20 cents per share. The nine-month results also included the elimination of $69.0 million of goodwill amortization. Through September, the effects of weather in 2002 versus 2001 reduced pre-tax income by $17.6 million, or 5 cents per share, overall, decreasing pre-tax income by $32.2 million during the heating season and increasing pre-tax income by $14.6 million during the cooling season. Also reducing pre-tax income for the nine-month period were credits to be issued to customers as a result of the IURC electric rate review settlement.
        Through the third quarter, NiSource has paid down approximately $850 million of debt during 2002, after meeting working capital needs for gas storage purchases for the winter heating season and capital expenditures for seasonal construction projects as part of the normal business cycle. The company's balance sheet at Sept. 30 is not comparable to the previous year due to the inclusion of $565 million of assets and related debt for four projects involving subsidiary







   Primary Energy, Inc., which were treated as off-balance-sheet leases prior to the second quarter of 2002.
        Effective July 1, 2002, NiSource completed the sale of a substantial portion of its gas marketing portfolio. As a result of the sale, the company's limited gas marketing operations primarily include natural gas sales to commercial and industrial customers.
        NiSource Inc. is a Fortune 500 holding company with headquarters in Merrillville, Ind., whose core operating companies engage in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.7 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com.

                                     ###

   The press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to various risks and uncertainties. The factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed herein include, among others things, increased competition in deregulated energy markets, weather, fluctuations in supply and demand for energy commodities, successful consummation of dispositions, growth opportunities for NiSource's regulated and non-regulated businesses, dealings with third parties over whom NiSource has no control, actual operating experience of acquired assets, NiSource's ability to integrate acquired operations into its operations, the regulatory process, regulatory and legislative changes, changes in general economic, capital and commodity market conditions, and counter-party credit risk, many of which are beyond the control of NiSource. These and other risk factors are detailed from time to time in the company's SEC reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.






                                                          NISOURCE INC.
                                                      INCOME STATEMENT DATA

                                                              Three Months                  Nine Months
                                                           Ended September 30,          Ended September 30,
                                                           -------------------          -------------------
      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                 2002           2001         2002            2001
      ---------------------------------------                 ----           ----         ----            ----
      NET REVENUES
        Gas distribution                                    $350.6       $  530.3     $2,118.4        $3,328.1
        Gas transmission and storage                         134.0          135.5        443.5           446.7
        Electric                                             277.6          281.3        764.9           774.1
        Exploration and production                            34.3           36.7        119.6           106.6
        Merchant                                             134.0           80.6        219.5           171.3
        Other                                                 29.6           70.8        111.3           196.4
                                                            ------         ------      -------         -------
        Gross Revenues                                       960.1        1,135.2      3,777.2         5,023.2
          Cost of sales                                      304.0          450.3      1,375.7         2,528.8
                                                            ------         ------      -------         -------
        Total Net Revenues                                   656.1          684.9      2,401.5         2,494.4
                                                            ------          -----      -------        -------
      OPERATING EXPENSES
        Operation and maintenance                            276.2          332.7        933.1         1,039.9
        Depreciation, amortization and
          depletion                                          145.1          152.8        421.5           476.9
        Loss (gain) on sale or impairment of
          assets                                              (4.9)             -        (27.9)            9.2
        Other taxes                                           56.4           58.4        211.2           217.7
                                                            ------        -------      -------         -------
      Total Operating Expenses                               472.8          543.9      1,537.9         1,743.7
                                                            ------        -------      -------         -------
      OPERATING INCOME                                       183.3          141.0        863.6           750.7
                                                             -----          -----        -----           -----
      OTHER INCOME (DEDUCTIONS)
        Interest expense, net                               (139.9)        (146.1)      (391.8)         (458.7)
        Minority interests                                    (5.1)          (5.1)       (15.3)          (15.3)
        Preferred stock dividends of
          subsidiaries                                        (1.9)          (1.9)        (5.6)           (5.6)
        Other, net                                             1.0           (4.7)         7.2            (0.5)
                                                            ------        -------      -------         -------
      Total Other Income (Deductions)                       (145.9)        (157.8)      (405.5)         (480.1)
                                                            ------        -------      -------         -------
      INCOME (LOSS) FROM CONTINUING OPERATIONS
        BEFORE INCOME TAXES                                   37.4          (16.8)       458.1           270.6
      INCOME TAXES                                            14.2            3.8        172.2           123.8
                                                            ------        -------      -------         -------
      INCOME (LOSS) FROM CONTINUING OPERATIONS                23.2          (20.6)       285.9           146.8
                                                            ------        -------      -------         -------
      Income (Loss) from Discontinued Operations -
        net of taxes                                             -           (0.4)        (3.0)           (1.5)
      Gain (Loss) on Sale of Discontinued
        Operations - net of taxes                                -              -          7.5               -







                                                              Three Months                  Nine Months
                                                           Ended September 30,          Ended September 30,
                                                           -------------------          -------------------
      (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)                 2002           2001         2002            2001
      ---------------------------------------                 ----           ----         ----            ----
      Change in Accounting - net of tax                          -              -            -             4.0
                                                            ------        -------    ---------       ---------
      NET INCOME (LOSS)                                     $ 23.2        $ (21.0)   $   290.4       $   149.3
                                                            ======        =======    =========       =========
      BASIC EARNINGS (LOSS) PER SHARE ($)
        Continuing operations                                 0.11          (0.10)        1.39            0.72
        Discontinued operations                                  -              -         0.02           (0.01)
        Change in accounting                                     -              -            -            0.02
                                                          --------       --------    ---------       ---------
      BASIC EARNINGS (LOSS) PER SHARE                         0.11          (0.10)        1.41            0.73
      DILUTED EARNINGS (LOSS) PER SHARE ($)
        Continuing operations                                 0.11          (0.10)        1.37            0.70
        Discontinued operations                                  -              -         0.02           (0.01)
        Change in accounting                                     -              -            -            0.02
                                                          --------       --------     --------        --------
      DILUTED EARNINGS (LOSS) PER SHARE                       0.11          (0.10)        1.39             0.71
      BASIC AVERAGE COMMON SHARES OUTSTANDING
        (MILLIONS)                                           205.7          205.4        205.6           205.2
      DILUTED AVERAGE COMMON SHARES (MILLIONS)               208.1          205.4        208.7           209.3
                                                             -----          -----        -----           -----






                  THIRD-QUARTER OPERATING INCOME BY SEGMENT
                  -----------------------------------------

        NiSource's third-quarter operating income was $183.3 million compared with $141.0 million from the same period in 2001.

        GAS DISTRIBUTION operations reported a third-quarter operating loss of $20.2 million, compared to a $32.0 million operating loss in the third quarter of 2001. The favorable $11.8 million increase is attributable to discontinuing the amortization of goodwill, insurance recoveries of environmental expenses and decreased corporate overhead. These factors were partially offset by the timing of depreciation and property tax expenses, increased expenses related to NiSource's reorganization initiatives and slightly lower net revenues from reduced gas sales.

        GAS TRANSMISSION AND STORAGE operations reported operating income of $86.1 million, an increase of $31.3 million from the year-ago period, reflecting the effects of discontinuing the amortization of goodwill, lower corporate overhead and a reduction in estimated environmental expenditures.

        ELECTRIC operations reported operating income of $99.8 million, an increase of $1.3 million from the comparable period last year, primarily resulting from the favorable effect of warmer weather during the third quarter of 2002 and reductions in estimated amounts payable for property taxes and expenses related to reorganization initiatives. These amounts were mostly offset by lower revenues due to credits to be issued pertaining to the settlement of the IURC electric rate investigation and related expenses.

        EXPLORATION AND PRODUCTION operations reported operating income of $1.7 million, a decrease of $18.2 million from the third quarter of 2001. The decrease resulted mainly from lower pricing related to deliveries of natural gas production under forward sales agreements, slightly offset by increased production. The 2001 results have been adjusted to reflect the change to Successful Efforts accounting in the company's Exploration and Production segment.

        MERCHANT operations reported operating income of $16.6 million, an increase of $2.0 million from the comparable 2001 period. The increase was primarily due to a gain of $3.1 million from the July 1, 2002 sale of a significant portion of EnergyUSA-TPC gas marketing contracts. The 2002 results reflect trading activities on a net revenue basis. The 2001 results have been adjusted to conform to the 2002 presentation.

        The OTHER segment reported an operating loss of $0.9 million, versus an operating loss of $4.3 million in 2001. The increase of $3.4 million was largely due to a reduction in estimated sales taxes related to sales of natural gas to customers of a subsidiary previously engaged in the retail and wholesale gas marketing business, partly offset by an increase in operating expenses for certain non-core subsidiaries.







   OTHER ITEMS
   -----------
        Interest expense was $139.9 million for the quarter compared to $146.1 million for the third quarter of last year, a decrease of $6.2 million due to a reduction of short- and long-term debt and lower short-term interest rates. Other income, net, improved income by $1.0 million in the third quarter of 2002 versus a net loss of $4.7 million in the comparable 2001 period. Income taxes for the third quarter of 2002 were $14.2 million, a $10.4 million increase from 2001, due to higher pre-tax income in the current period.







                NINE-MONTH PERIOD OPERATING INCOME BY SEGMENT
                ---------------------------------------------

        Operating income was $863.6 million for the nine months ended September 30, 2002, compared with $750.7 million for the same period in 2001.

        GAS DISTRIBUTION operations reported operating income of $264.3 million for the nine-month period, an increase of $7.2 million from the same period in 2001. Reduced operating expenses resulting from discontinuing the amortization of goodwill, insurance recoveries of environmental expenses and lower amounts for uncollectible customer receivables were mostly offset by the unfavorable impact of overall warmer weather during the 2002 heating season, lower net revenues from non-traditional sales and incentive programs and increased expenses related to NiSource's reorganization initiatives.

        GAS TRANSMISSION AND STORAGE operations reported operating income of $289.5 million, an increase of $45.8 million from the 2001 period, reflecting the effects of discontinuing the amortization of goodwill, a reduction in estimated environmental expenditures, and reduced corporate overhead. These amounts were partly offset by the impact of a gain on the sale of base gas that occurred in the 2001 period.

        ELECTRIC operations reported operating income of $239.9 million, a decrease of $6.1 million from last year resulting from lower revenue due to credits to be issued pertaining to the settlement of the IURC electric rate investigation and increased amounts for uncollectible customer receivables, partially offset by the favorable impact of warmer weather during the cooling season.

        EXPLORATION AND PRODUCTION operations reported operating income of $40.3 million, an increase of $1.1 million from the first nine months of 2001, reflecting increased production and a reduction in estimated expenses from reorganization initiatives, mostly offset by the effects of lower pricing related to deliveries of natural gas production under forward sales agreements. The 2001 results have been adjusted to reflect the change to Successful Efforts accounting in the company's Exploration and Production segment.

        MERCHANT operations reported operating income of $3.5 million, a decrease of $30.5 million from the 2001 period. The decrease was primarily attributable to depreciation and operating expenses associated with the company's two recently completed cogeneration projects; accounts receivable actualization and reconciliation adjustments; employee-related expenses; decreased electric wheeling revenues due to the expiration of certain contracts and the change in value of the company's gas and power marketing portfolios. These amounts were partly offset by the $3.1 million gain on the sale of a substantial portion of EnergyUSA-TPC gas marketing contracts. The 2002 results reflect trading activities on a net revenue basis. The 2001 results have been adjusted to conform to the 2002 presentation.







        The OTHER segment reported an operating loss of $2.1 million, versus an operating loss of $49.4 million in 2001, reflecting the $15.5 million 2001 litigation settlement of Market Hub Partners, L.P., a reduction in estimated sales taxes related to sales of natural gas to retail and wholesale customers of a subsidiary previously engaged in the gas marketing business and reduced losses related to the company's telecommunications network and other non-core subsidiaries.

   OTHER ITEMS
   -----------

        Interest expense was $391.8 million for the nine-month period ended September 30, 2002, compared to $458.7 million for the first nine months of last year, a decrease of $66.9 million due to a reduction of short- and long-term debt and lower short-term interest rates. Other income, net, improved income by $7.2 million in the first nine months of 2002 versus a net loss of $0.5 million in the comparable 2001 period. Income taxes for the first nine months of 2002 were $172.2 million, a $48.4 million increase from 2001, due to higher pre-tax income in the current period.






                                                          NISOURCE INC.
                                             SUMMARY OF FINANCIAL AND OPERATING DATA
                                                         Three Months                    Nine Months
      GAS DISTRIBUTION OPERATIONS                     Ended September 30,            Ended September 30,

      (IN MILLIONS)                                   2002           2001              2002         2001
      ---------------------------                     ----           ----              ----         ----
      NET REVENUES
        Sales revenues                               $299.2         $481.7          $1,837.3     $3,090.4
        Less: Cost of gas sold                        167.8          349.9           1,178.6      2,369.9
                                                     ------         ------          --------     --------
      Net Sales Revenues                              131.4          131.8             658.7        720.5
        Transportation revenues                        56.0           58.1             282.9        280.3
                                                     ------         ------          --------     --------
      Net Revenues                                    187.4          189.9             941.6      1,000.8
                                                     ------         ------          --------     --------
      OPERATING EXPENSES
        Operation and maintenance                     137.3          149.3             432.6        466.7
        Depreciation and amortization                  47.4           51.6             141.3        171.4
        Other taxes                                    22.9           21.0             103.4        105.6
                                                     ------         ------          --------     --------
      Total Operating Expenses                        207.6          221.9             677.3        743.7
                                                     ------         ------          --------     --------
      OPERATING INCOME                               $(20.2)        $(32.0)           $264.3       $257.1
                                                     ======         ======          ========     ========

      REVENUES ($ IN MILLIONS)
        Residential                                   141.8          165.4           1,099.9      1,773.3
        Commercial                                     50.8           61.8             364.3        673.9
        Industrial                                     14.0           15.0              60.6        111.2
        Transportation                                 56.0           58.1             282.9        280.3
        Off-system sales                               53.9          236.9             162.5        571.6
        Other                                          38.7            2.6             150.0        (39.6)
                                                     ------         ------          --------     --------
      Total                                           355.2          539.8           2,120.2      3,370.7
                                                     ------         ------          --------     --------

      SALES AND TRANSPORTATION (MDth)
        Residential sales                              13.5           17.0             143.3        157.9
        Commercial sales                                7.4            7.8              52.8         64.5
        Industrial sales                                3.0            2.5              10.3         10.8
        Transportation                                107.7          102.7             387.8        371.4
        Off-system sales                               18.0           79.0              56.9        135.0
        Other                                             -              -               0.4          0.3
                                                     ------         ------          --------     --------
      Total                                           149.6          209.0             651.5        739.9
                                                     ------         ------          --------     --------
      HEATING DEGREE DAYS                                17             82             2,811        3,084
      NORMAL HEATING DEGREE DAYS                         59             60             3,315        3,324
      % COLDER (WARMER) THAN NORMAL                    (71%)            37%             (15%)         (7%)

      CUSTOMERS
        Residential                                                                2,339,402    2,262,759







                                                         Three Months                    Nine Months
      GAS DISTRIBUTION OPERATIONS                     Ended September 30,            Ended September 30,


        Commercial                                                                   208,698      204,711
        Industrial                                                                    11,765       10,042
        Transportation                                                               636,093      674,603
        Other                                                                             19           24
                                                                                   ---------    ---------
      Total                                                                        3,195,977    3,152,139
                                                                                   ---------    ---------





                                                          NISOURCE INC.
                                       SUMMARY OF FINANCIAL AND OPERATING DATA (continued)
                                                            Three Months                 Nine Months
      TRANSMISSION AND STORAGE OPERATIONS                Ended September 30,         Ended September 30,
      (IN MILLIONS)                                      2002           2001            2002        2001
                                                         ----           ----            ----        ----
      OPERATING REVENUES
        Transportation revenues                         $157.3         $160.1          $532.4      $560.5
        Storage revenues                                  44.8           45.2           134.5       134.6
        Other revenues                                     1.4            2.3             7.9        22.7
                                                        ------         ------         -------     -------
      Total Operating Revenues                           203.5          207.6           674.8       717.8
      Less: Cost of gas sold                              13.4           16.3            40.1        70.0
                                                        ------         ------         -------     -------
      Net Revenues                                       190.1          191.3           634.7       647.8
                                                        ------         ------         -------     -------
      OPERATING EXPENSES
        Operation and maintenance                         66.4           85.2           224.7       243.4
        Depreciation and amortization                     27.4           40.7            82.1       120.9
        Gain on sale or impairment of assets              (2.1)             -            (2.1)          -
        Other taxes                                       12.3           10.6            40.5        39.8
                                                        ------         ------         -------     -------
      Total Operating Expenses                           104.0          136.5           345.2       404.1
                                                        ------         ------         -------     -------
      OPERATING INCOME                                  $ 86.1         $ 54.8         $ 289.5     $ 243.7
                                                        ======         ======         =======     =======

      THROUGHPUT (MDth)
      Columbia Transmission
        Market Area                                      151.7          150.9           715.8       690.7
      Columbia Gulf
        Mainline                                         150.3          143.0           467.7       479.6
        Short-haul                                        40.0           50.0           114.7       138.6
        Intrasegment eliminations                       (132.6)        (136.8)         (418.5)     (467.8)
      Columbia Pipeline Deep Water                           -            0.7             0.2         2.5
      Crossroads Gas Pipeline                              7.1            8.4            21.7        28.7
      Granite State Pipeline                               2.4            3.6            22.5        21.4
                                                        ------         ------         -------     -------
      Total                                              218.9          219.8           924.1       893.7
                                                        ------         ------         -------     -------







                                                          NISOURCE INC.
                                       SUMMARY OF FINANCIAL AND OPERATING DATA (continued)

                                                            Three Months                Nine Months
      ELECTRIC OPERATIONS                               Ended September 30,         Ended September 30,
      (IN MILLIONS)                                     2002           2001           2002        2001
                                                        ----           ----           ----        ----
      NET REVENUES
        Sales revenues                                 $292.8         $281.7         $789.2      $775.7
        Less: Cost of sales                              86.0           73.4          219.7       203.4
                                                      -------        -------        -------     -------
      Net Revenues                                      206.8          208.3          569.5       572.3
                                                      -------        -------        -------     -------
      OPERATING EXPENSES
        Operation and maintenance                        53.6           53.3          163.7       159.4
        Depreciation and amortization                    42.7           41.4          127.3       124.7
        Other taxes                                      10.7           15.1           38.6        42.2
                                                      -------        -------        -------     -------
      Total Operating Expenses                          107.0          109.8          329.6       326.3
                                                      -------        -------        -------     -------
      OPERATING INCOME                                 $ 99.8         $ 98.5         $239.9      $246.0
                                                      =======        =======        =======     =======

      REVENUES ($ IN MILLIONS)
        Residential                                     106.7           94.3          245.5       228.5
        Commercial                                       87.7           80.3          233.0       221.6
        Industrial                                      105.2          101.5          296.7       310.5
        Other                                            (6.8)           5.6           14.0        15.1
                                                      -------        -------        -------     -------
      Total                                             292.8          281.7          789.2       775.7
                                                      -------        -------        -------     -------

      SALES (GIGAWATT HOURS)
        Residential                                   1,096.3          956.9        2,497.9     2,295.3
        Commercial                                    1,040.2          946.6        2,763.1     2,612.0
        Industrial                                    2,244.7        2,244.2        6,467.4     6,876.3
        Other                                            36.5           31.8          107.7       103.6
                                                      -------        -------       --------    --------
      Total                                           4,417.7        4,179.5       11,836.1    11,887.2
                                                      -------        -------       --------    --------
      COOLING DEGREE DAYS                                 752            561          1,015         801
      NORMAL COOLING DEGREE DAYS                          573            573            792         792
      % WARMER (COLDER) THAN NORMAL                        31%           (2%)            28%          1%

      ELECTRIC CUSTOMERS
        Residential                                                                 382,757     379,904
        Commercial                                                                   48,014      47,092
        Industrial                                                                    2,604       2,659
        Other                                                                           801         803
                                                                                   --------    --------
      Total                                                                         434,176     430,458
                                                                                   --------    --------







                                                          NISOURCE INC.
                                       SUMMARY OF FINANCIAL AND OPERATING DATA (continued)

                                                                  Three Months                  Nine Months
      EXPLORATION AND PRODUCTION OPERATIONS                   Ended September 30,           Ended September 30,
      (IN MILLIONS)                                           2002            2001            2002        2001
                                                              ----            ----            ----        ----
      OPERATING REVENUES
        Gas revenues                                          $34.8           $55.9          $143.4      $149.7
        Gathering revenues                                      2.8             2.7             7.7         7.7
        Other revenues                                          2.6             1.5            10.3         3.4
                                                             ------          ------        --------    --------
      Total Operating Revenues                                 40.2            60.1           161.4       160.8
                                                           --------          ------        --------    --------
      OPERATING EXPENSES
        Operation and maintenance                              19.1            22.7            60.9        63.4
        Depreciation and depletion                             15.2            13.9            48.6        44.7
        Gain on sale or impairment of assets                    0.3               -             0.3           -
        Other taxes                                             3.9             3.6            11.3        13.5
                                                             ------        --------        --------    --------
      Total Operating Expenses                                 38.5            40.2           121.1       121.6
                                                             ------          ------        --------    --------
      OPERATING INCOME                                        $ 1.7           $19.9          $ 40.3       $39.2
                                                             ======          ======        ========    ========

      GAS PRODUCTION STATISTICS
        AVERAGE SALES PRICE ($ PER Mcf)
          U.S.                                                 2.80            4.26            3.58        3.86
          Canada                                                  -               -            2.52        4.63

        PRODUCTION (Bcf)
          U.S.                                                 13.1            12.5            40.8        38.6
          Canada                                                  -               -               -         0.1
                                                             ------          ------          ------    --------
      Total                                                    13.1            12.5            40.8        38.7
                                                             ------          ------        --------    --------

      OIL AND LIQUIDS PRODUCTION STATISTICS
        AVERAGE SALES PRICE ($ PER Bbl)
          U.S.                                                21.00           21.36           18.05       23.43
          Canada                                                  -           19.11           22.12       27.66

        PRODUCTION (000 Bbls)
          U.S.                                                 49.6            55.5           149.6       155.0
          Canada                                                  -             1.2             4.3         5.4
                                                             ------          ------        --------    --------
      Total                                                    49.6            56.7           153.9       160.4
                                                             ------          ------        --------    --------







                                                          NISOURCE INC.
                                       SUMMARY OF FINANCIAL AND OPERATING DATA (continued)

                                                                Three Months             Nine Months
      MERCHANT OPERATIONS                                   Ended September 30,      Ended September 30,
      (IN MILLIONS)                                           2002         2001        2002        2001
                                                              ----         ----        ----        ----
      NET REVENUES
        Gas revenues                                         $ 60.1       $  4.7      $ 51.4       $(2.2)
        Electric revenues                                      55.2         18.7       111.5        50.6
        Other revenues                                         16.5         17.5        49.6        50.7
                                                             ------      -------      ------    --------
      Total Revenues                                          131.8         40.9       212.5        99.1
        Less: Cost of products purchased                      100.7          6.3       137.4        11.6
                                                             ------      -------    --------    --------
      Net Revenues                                             31.1         34.6        75.1        87.5
                                                             ------      -------    --------    --------
      OPERATING EXPENSES
        Operation and maintenance                               5.2         16.0        57.9        46.7
        Depreciation and amortization                           9.1          0.6        10.5         1.7
        Gain on sale or impairment of assets                   (3.1)           -        (3.1)          -
        Other taxes                                             3.3          3.4         6.3         5.1
                                                             ------      -------    --------    --------
      Total Operating Expenses                                 14.5         20.0        71.6        53.5
                                                             ------      -------    --------    --------
      OPERATING INCOME                                       $ 16.6       $ 14.6      $  3.5      $ 34.0
                                                             ======      =======    ========    ========

      VOLUMES
        Gas sales (MDth)                                       15.3        115.4       191.4       366.6
        Electric sales (Gigawatt Hours)                     4,748.9      6,589.2    23,364.0    14,300.3
                                                           --------      -------    --------    --------

                                                                Three Months                Nine Months
      OTHER (INCLUDES ASSETS HELD FOR SALE)                  Ended September 30,        Ended September 30,
      (IN MILLIONS)                                            2002         2001        2002          2001
                                                               ----         ----        ----          ----
      NET REVENUES
        Products and services revenue                        $ 10.7       $ 38.9      $ 42.3        $117.3
        Less: Cost of products purchased                        8.8         24.1        32.1          82.5
                                                             ------       ------       ------      -------
      Net Revenues                                              1.9         14.8        10.2          34.8
                                                             ------       ------      -------      -------
      OPERATING EXPENSES
        Operation and maintenance                               0.7         16.1         9.3          64.6
        Depreciation and amortization                           1.2          1.9         4.0           6.0
        Loss (gain) on sale or impairment of assets               -            -        (3.5)          9.2
        Other taxes                                             0.9          1.1         2.5           4.4
                                                             ------       ------      ------       -------
      Total Operating Expenses                                  2.8         19.1        12.3          84.2
                                                             ------       ------      ------       -------
      OPERATING LOSS                                          $(0.9)       $(4.3)      $(2.1)       $(49.4)
                                                             ------       ------      ------       -------







      CORPORATE                                                  Three Months             Nine Months
                                                              Ended September 30,     Ended September 30,
      ($ IN MILLIONS)                                           2002        2001        2002         2001
                                                                ----        ----        ----         ----
      OPERATING INCOME (LOSS)                                    0.2       (10.5)       28.2        (19.9)
                                                              ------      ------       -----        ------





      CAPITALIZATION                                                              September,    December 31,
      ($ in millions)                                                                   2002            2001
                                                                                  ----------    ------------
      TOTAL COMMON STOCK EQUITY                                                     $3,343.0        $3,469.4
      Company-obligated mandatorily redeemable preferred securities of                 345.0           345.0
        subsidiary trust holding solely Company debentures
      Preferred Stock                                                                   85.5            88.6
      Long-Term Debt                                                                 5,792.9         5,780.8
                                                                                    --------        --------
      TOTAL CAPITALIZATION                                                          $9,566.4        $9,683.8
                                                                                    ========        ========
      Current Redeemable Preferred Stock, subject to mandatory redemption               43.0            43.0

      Current Maturities of Long-Term Debt                                             766.4           398.2
                                                                                    --------        --------
      Short-Term Debt                                                                1,258.9         1,854.3
                                                                                    --------        --------
      Shares Outstanding (thousands)                                                 207,771         207,492

      Book Value of Common Shares                                                      16.09           16.72
                                                                                    --------        --------
